Exhibit 32.1
Certification
Pursuant to 18 U.S.C 1350 as adopted by Section 906 of Sarbanes-Oxley Act of 2002
     Each of the undersigned, William M. Goodyear, Chairman and Chief Executive Officer of Navigant Consulting, Inc. (the “Company”) and David E. Wartner, Interim Chief Financial Officer, Vice President and Controller of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Report on Form 10-Q for the nine months ended September 30, 2008 (the “Report”).
Each of the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM M. GOODYEAR

William M. Goodyear
Chairman and Chief Executive Officer
October 31, 2008

/s/ DAVID E. WARTNER

David E. Wartner
Interim Chief Financial Officer, Vice President and Controller
October 31, 2008